Exhibit (c)(3)

Materials Prepared for the Special Committee of the Board of Directors for GasLog Ltd. Project Crown February 19, 2021 Preliminary Draft Subject to Change

These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee (the “Special Committee”) of the Board of Directors for GasLog Ltd. (“GasLog” or the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee. These materials were compiled on a confidential basis for use of the Special Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof except as required under state or federal securities laws, and may not otherwise be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein. (i) Preliminary Draft Subject to Change

Table of Contents Section Transaction Summary I Situation Overview II Preliminary Valuation of GasLog III Appendix Preliminary Draft Subject to Change

I. Transaction Summary Preliminary Draft Subject to Change

Transaction Summary Introduction  Evercore Group L.L.C. (“Evercore”) is pleased to provide the materials herein to the Special Committee (the “Special Committee”) of the Board of Directors of GasLog Ltd. (“GasLog” or the “Company”) regarding the proposed acquisition by an affiliate of BlackRock Alternative Management, LLC (“BlackRock”) of all common shares in GasLog (each, a “Common Share”) from the holders of such shares other than Common Shares held by the Rolling Shareholders (as defined below) (“Public Shares”) through a merger with the Company (the “Merger”)  The Rolling Shareholders currently own approximately 54.6 million Common Shares representing 57% of the total Common Shares outstanding • The Rolling Shareholders include affiliates of Peter Livanos, the chairman of the Board of Directors of GasLog, and affiliates of the Alexander S. Onassis Foundation, Fabbian Investments1 and others listed on page 4 herein  Pursuant to the agreement and plan of merger among the Company, GEPIF III Crown Bidco L.P. (“Parent”), an affiliate of BlackRock, and GEPIF III Crown MergeCo Limited, a wholly owned subsidiary of Parent (“Merger Sub”) (the “Merger Agreement”), BlackRock will acquire each outstanding Public Share for $5.80 per share (“Merger Consideration”)  GasLog is an owner and operator of a fleet of 20 LNG carrier vessels and is the general partner of and 36% limited partner interest owner in GasLog Partners LP (the “Partnership” or “GasLog Partners”), an owner and operator of a fleet of 15 LNG carrier vessels Source: Public filings 1. Subject to confirmation 1 Preliminary Draft Subject to Change

Transaction Summary Background to the Merger  On November 5, 2020, BlackRock proposed to acquire each Public Share for 20% to 30% premium to 30-Day VWAP as of November 3, 2020 ($3.18 to $3.45 per Public Share based on GasLog 30-Day’s VWAP of $2.65 as of November 3, 2020)  On December 8, 2020, Blackrock proposed to acquire each Public Share for $4.10 in cash  In December 2020 and January 2021, Evercore, at the direction of the Special Committee, contacted nine other financial investors to gauge their interest in acquiring the Public Shares  Four potential counterparties signed confidentiality agreements and received confidential data  On January 17, 2021, one counterparty submitted an initial bid but subsequently declined to submit a final proposal  On February 8, 2021, Blackrock submitted a revised offer to acquire each outstanding Public Share for $5.75 per share  On February 10, 2021, the Special Committee and BlackRock reached an understanding for BlackRock to acquire each outstanding Public Share for $5.80 per share subject to negotiation of definitive documents, which included an exclusivity arrangement with BlackRock  The Merger Consideration represents a 20.8% premium to GasLog’s closing share price of $4.80 as of February 18, 2021 and a 23.1% premium to GasLog’s 30-day VWAP of $4.71 per share as February 18, 2021  The Special Committee and Blackrock executed an exclusivity agreement that expires on February 28, 2021 Source: FactSet 2 Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Transaction Summary

Overview of the Merger

Counterparties	▪ GasLog Ltd. ("GasLog") ▪ GEPIF III Crown Bidco L.P. ("Parent"), an affiliate of BlackRock Alternatives Management, LLC ("BlackRock") ▪ GEPIF III Crown MergeCo Limited ("Merger Sub"), a wholly subsidiary of Parent
Merger Summary	▪ BlackRock to acquire all Common Shares of GasLog not owned by the Rolling Shareholders ▪ GasLog will cease to be a publicly-traded company
Consideration	▪ $5.80 per share in cash
Timing and Approvals	▪ Recommendation by the Special Committee and Board of Directors of GasLog approval ▪ Requires approval from a majority of all shares outstanding plus at least 50.0% of the Public Shares present at the special shareholder meeting ▪ The Merger is expected to close in Q2 2021 assuming all required approvals and consents are obtained
Other	▪ The Merger is taxable to the Public Shareholders ▪ Existing GasLog Series A preference shares to remain outstanding ▪ Existing GasLog bonds and loan facilities to remain outstanding ▪ The Merger will be subject to SEC Rule 13E-3

EVERCORE
3
GASLOG

Transaction Summary Organizational Structure Alexander S. Onassis Foundation 11.2 11.6% Source: Public filings 1. 2. 3. Includes two vessel to be delivered in 1H 2020 Includes 2.0% General Partner Interest and Class B Units owned by GasLog Subject to confirmation 4 Public Shareholders GasLog Ltd. NYSE: GLOG 20 LNG carriers1 Rolling Shareholders ~43% ~57% 100% of GP, no IDRs Shares (MM) % OS ~362% Peter G. Livanos 39.4 40.8% Fabbian Investments (Affiliate of Tung Family)3 2.0 2.1% Bruce Blythe 1.2 1.2% Aspen Tree Inc. 0.3 0.4% Monhegetti Transport Inc. 0.30.3% Dimitris Kolias 0.20.2% Public Unitholders GasLog Partners LP NYSE: GLOP 15 LNG carriers Stray Shipping Investments 0.0 0.0% Total 54.6 56.5% ~64% Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Transaction Summary

Merger Analysis

($ in millions, except per share amounts)

Transaction Economics

Merger Consideration		$5.80
Total Shares Outstanding[1] (MM)		96.6
GasLog Equity Value		**$560**
Plus: GasLog Consolidated Net Debt as of December 31, 2020		3,716
Plus: Preferred Equity		474
Less: Non-controlling Interest[2]		107
Transaction Value		**$4,857**

Premium	**Metric**	
Share Price as of February 18, 2021	$4.80	*20.8%*
10-Day WVAP	4.74	*22.3%*
30-Day WVAP	4.71	*23.1%*
60-Day WVAP	4.29	*35.1%*
Transaction Value / 2020A EBITDA	$458	10.6x
(Transaction Value + 2021E Growth Capital Expenditures) / 2021E EBITDA[3]	554	9.6
Dividend Yield		
2021E	$0.45	7.8%

Source and Uses

Sources	
Equity from Rolling Shareholders	$317
Cash Contribution from BlackRock	244
Cash from Balance Sheet	10
Total Sources	**$570**
Uses	
Rolling Shareholders Equity	$317
Cash Consideration to Public Shareholders	244
GasLog Transaction Fees and Expenses	10
Total Uses	**$570**

Source: GasLog management, public filings, FactSet
Note: EBITDA on a consolidated basis
1. Transaction only considers shares not held by Rollover Shareholders and equating to approximately 43% of equity
2. Market Value of public unitholders' ownership in the Partnership as of February 18, 2021
3. Includes approximately $477 million of capital expenditures for remaining new build capital expenditures. Annualized 2H 2021 EBITDA

EVERCORE
5
GASLOG

Transaction Summary Summary of Marketing Process Parties that Reached Out to GasLog Parties that Evercore Contacted 9 2 Parties that Signed Confidentiality Agreements 5 Parties that Submitted Initial Bids 2 Parties that Submitted Final Bids 1 6 Preliminary Draft Subject to Change

II. Situation Overview Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Situation Overview

GasLog Summary Market Data

($ in millions, except per share amounts)

Market Capitalization

As of February 18, 2021	Unconsolidated	Consolidated
Fully-Diluted Shares Outstanding	96.6	96.6
Common Share Price	$4.80	$4.80
Total Equity Value	$464	$464
Plus: Liquiduation Value of Preferred Equity	115	474
Plus: Net Debt	2,534	3,716
Plus / (Less): Equity Value of GLOP Units[2]	(60)	107
Enterprise Value	**$3,053**	**$4,760**

	Factset Consensus				GasLog Financial Projections			
	Unconsolidated		Consolidated		Unconsolidated[3]		Consolidated	
	Metric	Multiple	Metric	Multiple	Metric	Multiple	Metric	Multiple
EV/EBITDA								
2021E	$347	8.8x	$531	9.0x	$329	9.3x	$531	9.0x
2022E	382	8.0	550	8.7	365	8.4	577	8.3

Consolidated Balance Sheet and Credit Data

As of December 31, 2020	
Cash and Marketable Securities	$367
Total Debt	4,083
Net Debt	$3,716
Plus: Noncontrolling Interest[1]	942
Plus: Liquidation Value of Preferred Equity	474
Plus: Shareholders' Equity[1]	623
Net Book Capitalization	$5,754
Net Debt / Net Book Cap	64.6%
Net Debt / 2021E EBITDA	7.0x
Net Debt / 2022E EBITDA	6.4

Share Price



$20.00
$15.00
$10.00
$5.00
$--
Share Price
$1.00
$0.75
$0.50
$0.25
$--
Dividend per Share
2/18/19
6/19/19
10/19/19
2/18/20
6/19/20
10/19/20
2/18/21
On June 22, 2020, the Company completed a $36 million private common equity placement to the Reference Shareholders at a price of $2.50 per Common Share to fund a liquidity shortfall at the Company
Dividend per Share
Share Price

Source: FactSet, public filings, GasLog Financial Projections
1. Book Value As of September 30, 2020
2. Market value as of February 18, 2020
3. Unconsolidated EBITDA includes GLOG asset EBITDA only

EVERCORE
7
GASLOG

Situation Overview GasLog Partners Summary Market Data Market Capitalization ($ in millions, except per unit amounts) Balance Sheet and Credit Data As of February 18, 2021 As of December 31, 2020 Cash and Marketable Securities Total Debt $104 1,306 Fully-Diluted Units Outstanding Common Unit Price 50.6 $3.30 Net Debt Plus: Liquidation Value of Preferred Equity Plus: Partners' Capital1 $1,203 359 581 Total Equity Value Plus: Liquiduation Value of Preferred Equity Plus: Net Debt $167 359 1,203 Net Book Capitalization $2,142 Enterprise Value $1,728 Net Debt / Net Book Cap Net Debt / 2021E EBITDA Net Debt / 2022E EBITDA 56.1% 6.0x 5.7 Factset Consensus GasLog Partners Financial Projections Metric Multiple Metric Multiple EV/EBITDA 2021E 2022E $203 187 8.5x 9.2 $200 210 8.7x 8.2 Unit Price $25.00 $20.00 $15.00 $10.00 $5.00 $--$2.50 $2.00 $1.50 $1.00 $0.50 $--2/18/19 6/19/19 10/19/19 2/18/20 Distributions per Unit 6/19/20 Unit Price 10/19/20 2/18/21 Source: FactSet, public filings, GasLog Partners Financial Projections 1. As of September 30, 2020 8 Distributions per Unit Unit Price On November 10, 2020, the Partnership announced that it is engaging third-party advisors to evaluate strategic alternatives Preliminary Draft Subject to Change

Situation Overview Industry Trends Spot Rate ($ / day) LNG Carrier Asset Prices & 1yr TC Rate Annual Rate Summary 160K CBM 145K CBM $210,000 $200 $120,000 51,754 47,790 41,369 $180 $90,000 $140,000 $160 $60,000 $52,400 $70,000 $145 $56,250 $140 $30,000 $40,500 $120 $ - $ - Jan-18 Jul-18 Jan-19 Jul-19 Jan-20 Jul-20 Feb-21 Jan-18 Aug-18 Mar-19 Nov-19 Jun-20 Feb-21 5 Year Old 160K CBM 174k 1yr TC Rate LNG 160K CBM LNG 145K CBM Source: Clarksons 9 ($ / day) Asset Values ($ in Millions) 1yr TC Rates ($ / Day) There has been limited S&P activity in the market, with only 3x160k CBM vessels sold in 2019 and 1 vessel sold in 2020 2018 $87,963 $ 2019 69,498 2020 59,610 Preliminary Draft Subject to Change

Situation Overview Industry Trends (cont’d) Orderbook (% of Total Fleet) LNG Carrier Newbuild Delivery Schedule (# Vessels) 45.0% 36.0% 4% 27.0% 18.0% 9.0% 0.0% Jan-10 Mar-12 Jun-14 Aug-16 Nov-18 Feb-21 2019A 2020A 2021E 2022E 2023E 2024E Implied Required Vessels 1 LNG Orderbook Vessels Schedule for Delivery Source: Clarksons and Evercore ISI 1. Implied vessels are for projects under construction 10 47 57 14 272727 43 39 31 9 22 18 40.7% 24. 15.3% Preliminary Draft Subject to Change

Situation Overview GasLog Six-Month Share Price Performance $7.00 5,000 4,500 $6.00 4,000 $5.00 3,500 $4.80 3,000 $4.00 2,500 $3.00 2,000 1,500 $2.00 1,000 $1.00 500 $ - - Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Jan-21 Feb-21 Volume (000s) Share Price Source: FactSet as of February 18, 2021 11 Volume (000s) Share Price ($) 2/10/21: Special Committee and BlackRock Reached an understanding for BlackRock to acquire each outstanding Public Share for $5.80 per share, which included an exclusivity arrangement with Blackrock 2/08/21: Blackrock submitted a revised offer to acquire each outstanding Public Share for $5.75 per share 9/17/20: Announced appointment of Kristi independent director to the 11/10/20: Reported Q3 financial re n Holth as an Board 12/08/20: Blackrock proposed to acquire each Public Share for $4.10 in cash sults 12/09/20: Announced a dividend of $0.546875/share on its series A preference shares Preliminary Draft Subject to Change

Situation Overview Indexed Share Price Performance YTD – GLOG Shares Have Significantly Underperformed the Market Throughout the Pandemic 50% 25% 21% 0% (7%) (25%) (38%) (50%) (75%) (79%) (100%) Jan-20 Mar-20 May-20 Jul-20 Oct-20 Dec-20 Feb-21 LNG Marine C-Corps1 LNG Marine MLPs2 GLOP S&P 500 Source: FactSet as of February 18, 2021 1. 2. Includes FLNG and HLNG, weighted by market cap Includes DLNG, HMLP and TGP, weighted by market cap 12 GLOG (51%) Since 1/1/2020 Since 3/15/2020 2021 YTD GLOG(51%) 19% 29% GLOP (79%) 44% 21% LNG Marine C-Corps (38%) 78% 14% LNG Marine MLPs (7%) 58% 14% S&P 500 21% 44% 4% Preliminary Draft Subject to Change

Situation Overview Wall Street Research Outlook GLOG Share Price Target Summary Analyst Recommendation Summary Firm Analyst Date Recommendation Tgt. Price $5.60 3.70 5.00 5.50 10.00 5.00 3.50 3.50 6.00 3.50 DNB Markets Cleaves Stifel Jefferies BTIG Evercore ISI Pareto Webber Clarksons Fearnley Mats Bye Joakim Hannisdahl Benjamin J. Nolan Randy Giveans Gregory Lewis Jonathan B Chappell Eirik Haavaldsen Michael Webber Omar Nokta Espen L. Fjermestad 15 Feb '21 15 Feb '21 9 Feb '21 29 Jan '21 29 Jan '21 27 Jan '21 20 Jan '21 13 Nov '20 10 Nov '20 22 Jun '20 Buy Sell Buy Buy Buy Hold Sell Hold Buy Hold Sell 20% Buy 50% Hold 30% Company vs. Consensus EBITDA Projections (Consolidated) $580 $577 $550 $531 $531 $502 $458 $453 2020A 2021E 2022E 2023E Company Consensus Source: Wall Street research, FactSet as of February 18, 2021 13 Median: Mean: $5.00 5.13 Low: 3.50 High: 10.00 Current Price: 4.80 % Premium / (Discount) 4.2% Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Situation Overview

GasLog and GasLog Partners Chartering Overview

	Vessel	Propulsion	Built	Capacity (cbm)	Charterer	Q4	2021	2022	2023	2024	2025
GasLog	**GasLog Ltd. Chartered Fleet**										
	Methane Lydon Volney	Steam	2006	145,000							
	GasLog Salem	TFDE	2015	155,000							
	Methane Julia Louise	TFDE	2010	170,000							End 2026
	GasLog Singapore	TFDE	2010	155,000							End 2031
	GasLog Hong Kong	X-DF	2018	174,000							End 2025
	GasLog Genoa	X-DF	2018	174,000							End 2027
	GasLog Houston	X-DF	2018	174,000							End 2028
	GasLog Gladstone	X-DF	2019	174,000							End 2029
	GasLog Warsaw	X-DF	2019	180,000	endesa						End 2029
	GasLog Windsor	X-DF	2020	180,000	centrica						End 2027
	GasLog Wales	X-DF	2020	180,000	JERA						End 2032
	GasLog Westminster	X-DF	2020	180,000	centrica						End 2027
	GasLog Georgetown	X-DF	2020	174,000	CHENIERE						End 2027
	Hull 2301	X-DF	2021	174,000	CHENIERE						End 2028
	Hull 2311	X-DF	2021	180,000	CHENIERE						End 2028
	Hull 2312	X-DF	2021	180,000	CHENIERE						End 2028
	GasLog Ltd. Vessels in the Spot Market										
	GasLog Chelsea	TFDE	2010	153,600	Spot						
	GasLog Savannah	TFDE	2010	155,000	Spot						
	GasLog Skagen	TFDE	2013	155,000	Spot						
	GasLog Saratoga	TFDE	2014	155,000	Spot						
GasLog Partners	**GasLog Partners LP**										
	Methane Rita Andrea	Steam	2006	145,000							
	GasLog Sydney	TFDE	2013	155,000							
	Methane Jane Elizabeth	Steam	2006	145,000	TRAFIGURA						
	Methane Heather Sally	Steam	2007	145,000							
	GasLog Seattle	TFDE	2013	155,000							
	Solaris	TFDE	2014	155,000							
	GasLog Santiago	TFDE	2013	155,000	TRAFIGURA						
	Methane Shirley Elisabeth	Steam	2007	145,000							
	GasLog Shanghai	TFDE	2013	155,000							
	Methane Alison Victoria	Steam	2007	145,000							
	GasLog Geneva	TFDE	2016	174,000							
	GasLog Gibraltar	TFDE	2016	174,000							
	Methane Becki Anne	TFDE	2010	170,000							
	GasLog Greece	TFDE	2016	174,000							End 2026
	GasLog Glasgow	TFDE	2016	174,000							End 2026

Firm period | Optional period | Available /short-term charter

Source: GasLog management

EVERCORE
14
GASLOG

Preliminary Draft
Subject to Change

Situation Overview

GasLog Partners Financial Projections

($ in millions, except per unit amounts)

	For the Years Ending December 31,					
	2020A[1]	2021E	2022E	2023E	2024E	2025E
Average Vessels On the Water	15.0	15.0	15.0	15.0	15.0	15.0
Average Charter Rate per TFDE Vessel ($000 / Day)	$47.0	$54.7	$64.3	$65.0	$65.0	$65.0
Average Charter Rate per Steam Vessel ($000 / Day)	19.6	23.0	35.5	40.0	40.0	40.0
Number of Dry-docks	4.0	5.0	1.0	3.0	2.0	4.0
Number of Spot Vessels in Period	3.5	7.0	9.0	12.0	13.0	13.0
Revenue	$323.2	$291.0	$303.6	$313.7	$314.9	$311.2
Less: Direct Operating Expenses	(74.8)	(77.2)	(79.3)	(80.7)	(81.4)	(82.6)
Less: G&A	(19.0)	(14.1)	(14.2)	(14.3)	(14.4)	(14.5)
EBITDA	**$229.5**	**$199.7**	**$210.1**	**$218.7**	**$219.1**	**$214.2**
Less: Change in Working Capital	(12.0)	(14.4)	0.8	0.1	(0.0)	0.0
Less: Capital Expenditures	(22.6)	(28.8)	(14.3)	(17.1)	(8.7)	(16.8)
Plus / Less: Other	(4.5)	0.3	0.3	0.3	0.3	0.3
Unlevered Free Cash Flow	**$190.4**	**$156.8**	**$196.9**	**$202.0**	**$210.6**	**$197.7**
Less: Interest Expense	(47.1)	(45.4)	(44.3)	(41.0)	(37.7)	(36.1)
Less: Preferred Equity Dividend	(30.3)	(30.3)	(30.3)	(30.3)	(30.3)	(30.3)
Levered Free Cash Flow	**$113.0**	**$81.0**	**$122.3**	**$130.7**	**$142.6**	**$131.3**
Less: Debt Amortization	(107.3)	(109.7)	(109.7)	(109.7)	(109.7)	(109.6)
Levered Free Cash Flow After Debt Amortization	**$5.7**	**($28.6)**	**$12.6**	**$21.0**	**$33.0**	**$21.7**
Total Distributions	$39.2	$1.9	$2.0	$2.0	$2.0	$2.0
Total Common Units Outstanding	47.5	47.9	48.3	48.8	49.2	49.6
Unlevered Free Cash Flow per Unit	$4.01	$3.27	$4.07	$4.14	$4.28	$3.99
Levered Free Cash Flow per Unit	2.38	1.69	2.53	2.68	2.90	2.65
Levered Free Cash Flow After Debt Amortization per Unit	0.12	(0.60)	0.26	0.43	0.67	0.44
Distribution Per Unit	0.83	0.04	0.04	0.04	0.04	0.04
Levered Free Cash Flow After Debt Amortization Surplus / (Deficit)	($33.5)	($30.6)	$10.6	$19.0	$31.0	$19.7

Source: GasLog management
1. Incorporates 4Q 2020 results to be announced on February 22, 2021

EVERCORE
15
GASLOG

Situation Overview GasLog Partners Financial Projections – Sources and Uses ($ in millions) For the Years Ending December 31, 1 2020A 2021E 2022E 2023E 2024E 2025E Sources Levered Free Cash Flow After Debt Amortization Surplus / (Deficit) Proceeds from Refinancing Cash from Balance Sheet ($33.5) 480.0 --($30.6) --31.1 $10.6 ---- $19.0 ---- $31.0 302.9 --$19.7 282.1 --Total Sources $446.4 $0.5 $10.6 $19.0 $333.8 $301.8 Uses Debt Refinanced Financing Fees Other Cash to Balance Sheet $433.4 4.5 1.7 6.9 $--0.2 0.3 --$--0.2 --10.4 $--0.2 --18.8 $302.9 3.1 --27.8 $282.1 4.0 --15.7 Total Uses $446.4 $0.5 $10.6 $19.0 $333.8 $301.8 Capitalization Debt Less: Cash $1,306.3 (103.7) $1,200.2 (72.6) $1,094.1 (83.0) $987.8 (101.8) $878.5 (129.6) $767.7 (145.3) Net Debt $1,202.6 $1,127.6 $1,011.1 $886.0 $748.9 $622.4 Debt / EBITDA Net Debt / EBITDA 5.7x 5.2 6.0x 5.6 5.2x 4.8 4.5x 4.1 4.0x 3.4 3.6x 2.9 Source: GasLog management 1. Incorporates 4Q 2020 results to be announced on February 22, 2021 16 Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Situation Overview

GasLog Financial Projections

($ in millions, except per share amounts)

	For Years Ending December 31,					
	2020A[1]	2021E	2022E	2023E	2024E	2025E
Average Vessels On the Water	15.0	18.9	20.0	20.0	20.0	20.0
Average Charter Rate per Vessel ($000 / Day)	$60.5	$64.2	$66.5	$66.2	$66.6	$65.7
Average Charter Rate per TFDE Vessel ($000 / Day)	39.5	45.8	56.6	57.9	57.9	57.9
Average Charter Rate per Steam Vessel ($000 / Day)	20.8	26.2	35.5	40.0	40.0	40.0
Number of Dry-docks	4.0	1.0	–	4.0	4.0	8.0
Number of Spot Vessels in Period	2.0	5.0	5.0	5.0	5.0	6.0
Revenue	$329.0	$440.1	$483.0	$480.7	$483.3	$477.2
Plus: GasLog Partners Management Fee	21.0	18.8	19.2	19.2	19.3	19.3
Plus: Income from GasLog Partners	12.0	13.7	17.6	21.7	23.0	22.9
Less: Direct Operating Expenses	(81.2)	(98.6)	(105.9)	(108.3)	(109.8)	(111.9)
Less: G&A	(43.6)	(30.9)	(31.2)	(31.5)	(31.8)	(32.1)
Deconsolidated EBITDA	**$237.2**	**$343.1**	**$382.7**	**$381.9**	**$384.0**	**$375.5**
Less: Difference in GasLog Partners Distributions vs. Net Income	0.7	(13.1)	(16.9)	(21.1)	(22.3)	(22.2)
Less: Change in Working Capital	12.4	2.3	8.7	(0.0)	(0.1)	(0.8)
Less: Capital Expenditures	(699.7)	(507.3)	(5.6)	(13.8)	(13.1)	(28.0)
Plus / Less: Other	(10.0)	3.2	3.2	3.2	3.3	3.3
Unlevered Free Cash Flow	**($459.5)**	**($171.8)**	**$372.1**	**$350.3**	**$351.8**	**$327.8**
Less: Interest Expense	(108.7)	(127.5)	(128.0)	(125.4)	(124.2)	(124.2)
Less: Preferred Equity Dividend	(7.5)	(10.1)	(10.1)	(10.1)	(10.1)	(10.1)
Levered Free Cash Flow	**($575.7)**	**($309.3)**	**$234.1**	**$214.8**	**$217.6**	**$193.5**
Less: Finance Lease Amortization	(10.0)	(10.7)	(9.0)	(9.5)	(10.0)	(10.5)
Less: Debt Amortization	(112.0)	(153.2)	(152.9)	(152.9)	(152.9)	(151.7)
Levered Free Cash Flow After Debt Amortization	**($697.7)**	**($473.3)**	**$72.1**	**$52.4**	**$54.7**	**$31.3**
Total Dividends	$25.6	$42.8	$57.1	$57.1	$57.1	$57.1
Total Shares Outstanding	88.0	95.2	95.2	95.2	95.2	95.2
Unlevered Free Cash Flow per Share	($5.22)	($1.81)	$3.91	$3.68	$3.70	$3.44
Levered Free Cash Flow per Share	(6.54)	(3.25)	2.46	2.26	2.29	2.03
Levered Free Cash Flow After Debt Amortization per Share	(7.93)	(4.97)	0.76	0.55	0.57	0.33
Dividend Per Share	0.29	0.45	0.60	0.60	0.60	0.60
Levered Free Cash Flow After Debt Amortization Surplus / (Deficit)	($723.3)	($516.1)	$15.0	($4.7)	($2.4)	($25.8)

Source: GasLog management
1. Incorporates 4Q 2020 results to be announced on February 22, 2021

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GASLOG

Preliminary Draft
Subject to Change

Situation Overview

GasLog Financial Projections – Sources and Uses

($ in millions)

	For the Years Ending December 31,					
	2020A[1]	2021E	2022E	2023E	2024E	2025E
Sources						
Levered Free Cash Flow After Debt Amortization Surplus / (Deficit)	($723.3)	($516.1)	$15.0	($4.7)	($2.4)	($25.8)
Bonds Issued	–	–	315.0	–	98.6	–
Change in Restricted Cash	–	0.3	–	–	–	–
Mortgage Debt Drawdown	1,655.9	471.9	–	–	–	568.1
Common Equity Proceeds	35.0	–	–	–	–	–
Cash from Balance Sheet	–	182.7	–	5.1	4.5	33.8
Total Sources	**$967.6**	**$138.7**	**$330.0**	**$0.4**	**$100.6**	**$576.1**
Uses						
Debt Refinanced	$835.0	$130.9	$315.0	$–	$98.6	$568.2
Financing Fees	30.5	7.9	7.5	0.4	2.1	7.9
Share Repurchases	3.5	–	–	–	–	–
Foreign Exchange Impact	1.8	–	–	–	–	–
Cash to Balance Sheet	96.7	–	7.5	–	–	–
Total Uses	**$967.6**	**$138.7**	**$330.0**	**$0.4**	**$100.6**	**$576.1**
Consolidated Capitalization						
Debt Including Financing Leases	$4,083.2	$4,156.4	$3,891.7	$3,633.0	$3,368.6	$3,096.7
Less: Cash	(367.3)	(153.5)	(171.4)	(185.0)	(208.4)	(190.3)
Net Debt	**$3,716.0**	**$4,003.0**	**$3,720.4**	**$3,447.9**	**$3,160.2**	**$2,906.4**
Debt / EBITDA	8.9x	7.8x	6.7x	6.3x	5.8x	5.4x
Net Debt / EBITDA	8.1	7.5	6.5	5.9	5.4	5.1
Deconsolidated Capitalization						
Debt Including Financing Leases	$2,797.6	$2,976.9	$2,818.3	$2,665.8	$2,510.8	$2,349.7
Less: Cash	(263.5)	(80.9)	(88.4)	(83.3)	(78.8)	(45.0)
Net Debt	**$2,534.1**	**$2,896.1**	**$2,729.9**	**$2,582.6**	**$2,432.0**	**$2,304.7**
Debt / EBITDA	11.8x	8.7x	7.4x	7.0x	6.5x	6.3x
Net Debt / EBITDA	10.7	8.4	7.1	6.8	6.3	6.1

Source: GasLog management
1. Incorporates 4Q 2020 results to be announced on February 22, 2021

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GASLOG

III. Preliminary Valuation of GasLog Preliminary Draft Subject to Change

Preliminary Valuation of GasLog Summary Preliminary Valuation of GasLog Price Target EBITDA $20.00 $18.00 $16.00 $14.00 $12.00 $10.00 $8.00 $6.31 $6.00 $4.00 $2.91 $2.00 $--and High of and High of 2021E Run-Rate 7.0x - 9.0x 1. 2. Based on an average of appraisals from Fearnleys and Braemar ACM as of December 2020 and an average of reported net asset value from equity research analysts (Clarksons, Webber and Citi research) Based on low and high of reported net asset value from equity research analysts (Clarksons, Webber and Citi research) 19 For Reference Only Discounted Cash Flow Peer Trading Precedents EBITDA Exit Multiple Perpetuity Growth Rate Useful Life DCF EV / 2021E EBITDA EV / 2022E EBITDA Price / Net Asset Value1 EV / 2021E 52-Week Share Price Range Premiums Paid Equity Research Analyst NAV2 Equity Research $10.00 $12.39 $8.74 $8.19 $8.30 $8.29 $6.35 $7.06 $6.83 $5.55 $3.46 $5.38 $3.90 $3.50 $3.67 $--$2.26 $1.86 $1.24 $2.07 GasLog WACC: 8.0% – 9.0% GasLog WACC: 8.0% – 9.0% WACC: 8.0% – 9.0% GasLog 2021E EBITDA Multiple: 8.5x - 10.0x GasLog 2022E EBITDA Multiple: 8.5x - 10.0x Broker P / NAV Multiple: 0.65x - 1.05x GasLog 2021E Run-Rate EBITDA Multiple: 7.5x - 9.5x Based on on Low and High of Past 52 Weeks Based on 25th and 75th percentile of the One-Day, One-Week and One-Month Premiums Paid Based on Low Equity Research Analyst NAVs2 Based on the Low Equity Research Analyst Price Target GasLog 2025E EBITDA Exit Multiple: 8.5x – 9.5x GasLog Perpetuity Growth Rate: 1.75% – 2.25% GasLog Partners 2021E EBITDA Multiple: 8.5x - 10.0x GasLog Partners 2022E EBITDA Multiple: 8.5x - 10.0x Research Analyst P / NAV Multiple: 0.75x - 1.05x GasLog Partners EBITDA Multiple: GasLog Partners WACC: 8.5% – 9.5% GasLog Partners WACC: 8.5% – 9.5% Less: Remaining Newbuild Capital Expenditures GasLog Partners 2025E EBITDA Exit Multiple: 8.5x – 9.5x GasLog Partners Perpetuity Growth Rate: 1.75% – 2.25% Merger Consideration: $5.80 GLOG Share Price as of February 18, 2021: $4.80 Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Preliminary Valuation of GasLog

Discounted Cash Flow of GasLog

($ in millions, except per share data)

- Evercore utilized the following assumptions to analyze GasLog's discounted cash flows:
  - Discounted the projected cash flows to January 1, 2021
  - EBITDA and capital expenditures through December 31, 2025E per the GasLog and GasLog Partners Financial Projections
  - Assumes GasLog and GasLog Partners tax rate of 0.0%
  - Mid-point discount rate of 8.5% for GasLog and 9.0% for GasLog Partners utilizing WACC based on CAPM
  - Terminal value based on a (i) 8.5x to 9.5x EBITDA exit multiple and (ii) 1.75% to 2.25% perpetuity growth rate
    - Free cash flow adjusted for annualized replacement capital expenditures to reflect required reinvestment to maintain vessel in perpetuity

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GASLOG

Preliminary Valuation of GasLog Discounted Cash Flow of GasLog ($ in millions, except per share data) For the Ye a rs Ending De ce mbe r 31, EBITDA Multiple Perpetuity Grow th 2021E 2022E 2023E 2024E 2025E Deconsolidated EBITDA1 Less: Capital Expenditures Less: Change in Working Capital $329.4 (507.3) 2.3 $365.2 (5.6) 8.7 $360.2 (13.8) (0.0) $361.0 (13.1) (0.1) $352.6 (28.0) (0.8) $352.6 $352.6 (152.7) ---- Plus / (Less): Other Items 3.2 3.2 3.2 3.3 3.3 Unlevered Free Cash Flow ($172.4) $371.5 $349.6 $351.1 $327.1 $199.9 Terminal Value Exit EBITDA Multiple / Perpetuity Growth Rate 9.0x 2.0% Terminal Value PV of Terminal Value at 8.5% Discount Rate Plus: PV of Unlevered Free Cash Flow at 8.5% Discount Rate $3,173.0 2,110.2 $3,136.4 2,085.9 938.7 Plus: Implied Discounted Cash Flow from GasLog Partners Less: Total Debt Outstanding as of January 1, 20212 Plus: Cash and Cash Equivalents as of January 1, 2021 Less: Preferred Equity3 $130.9 $208.2 $21.2 $121.3 ($2,797.6) 263.5 (115.0) ($2,797.6) 263.5 (115.0) Total Shares as of January 1, 2021 96.6 96.6 EBITDA Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity GasLog Partners LP Value of $130.9 MillIon GasLog Partners LP Value of $21.2 MillIon EBITDA Exit Multiple Perpetuity Growth Rate Ga sLog Pa rtne rs LP Va lue of $208.2 MillIon Ga sLog Pa rtne rs LP Va lue of $121.3 MillIon EBITDA Exit Multiple Perpetuity Growth Rate Source: GasLog management, public filings 21 1. 2. 3. Excludes GasLog’s share of GasLog Partners net income Includes Financing Leases Liquidation value as of January 1, 2021 WACC WACC WACC WACC 1.50%1.75%2.00%2.25%2.50% 7.5% 8.0% 8.5% 9.0% 9.5% $8.23$9.35$10.57$11.91$13.39 5.699.94 3.507.05 1.604.61 (0.06)0.521.141.802.51 6.627.638.74 4.295.146.06 2.283.003.77 8.0x8.5x9.0x9.5x10.0x 7.5% 8.0% 8.5% 9.0% 9.5% $5.08$6.35$7.63$8.90$10.17 4.479.43 3.878.72 3.288.02 2.713.875.036.197.34 5.716.958.19 5.086.297.51 4.475.656.84 1.50%1.75%2.00%2.25%2.50% 7.5%$7.19$8.31$9.54$10.88$12.35 8.0%4.658.90 8.5%2.476.02 9.0%0.573.57 9.5%(1.10)(0.52)0.100.761.47 5.596.607.70 3.264.115.02 1.241.962.74 8.0x8.5x9.0x9.5x10.0x 7.5% 8.0% 8.5% 9.0% 9.5% $4.28$5.55$6.83$8.10$9.37 3.678.63 3.077.92 2.487.22 1.913.074.235.396.54 4.916.157.39 4.285.496.71 3.674.856.04 Implied Equity Value per Share $5.49 – $6.29 $4.11 – $5.14 Implied Equity Value $530.7 – $608.0 $396.8 – $496.8 Implied Enterprise Value $3,048.9 – $3,024.6 Preliminary Draft Subject to Change

Preliminary Valuation of GasLog Discounted Cash Flow of GasLog Partners ($ in millions, except per unit data) For the Ye a rs Ending De ce mbe r 31, EBITDA Multiple Perpetuity Grow th 2021E 2022E 2023E 2024E 2025E EBITDA Less: Capital Expenditures Less: Change in Working Capital $199.7 (28.8) (14.4) $210.1 (14.3) 0.8 $218.7 (17.1) 0.1 $219.1 (8.7) (0.0) $214.2 (16.8) 0.0 $214.2 $214.2 (111.9) ---- Plus / (Less): Other Items 0.3 0.3 0.3 0.3 0.3 Unlevered Free Cash Flow $156.8 $196.9 $202.0 $210.6 $197.7 $102.2 Terminal Value Exit EBITDA Multiple / Perpetuity Growth Rate 9.0x 2.0% Terminal Value PV of Terminal Value at 9.0% Discount Rate Plus: PV of Unlevered Free Cash Flow at 9.0% Discount Rate $1,927.5 1,252.7 $1,489.8 968.3 776.0 Less: Total Debt Outstanding as of January 1, 20211 Plus: Cash and Cash Equivalents as of January 1, 2021 Less: Preferred Equity2 (1,306.3) 103.7 (358.8) Total Units as of January 1, 20213 50.6 Total Units Owned by GasLog3 18.3 EBITDA Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity EBITDA Exit Multiple Perpetuity Growth Rate Source: GasLog management, public filings 22 1. 2. 3. Includes Financing Leases Liquidation value as of January 1, 2021 Includes general partner, common and Class B units WACC WACC 1.50% 1.75% 2.00% 2.25% 2.50% 8.0% $115.2 $131.9 $150.0 $169.7 $191.1 8.5% 75.6 139.1 9.0% 41.2 94.8 9.5% 10.9 56.7 10.0% (16.0) (7.0) 2.6 12.7 23.6 89.7 104.9 121.3 53.2 66.1 79.9 21.2 32.3 44.1 8.0x 8.5x 9.0x 9.5x 10.0x 8.0% $143.9 $170.2 $196.5 $222.8 $249.2 8.5% 131.0 233.9 9.0% 118.5 219.1 9.5% 106.3 204.6 10.0% 94.4 118.4 142.5 166.5 190.5 156.8 182.5 208.2 143.7 168.8 193.9 130.9 155.5 180.0 Implied GasLog Partners Value to GasLog $168.8 $66.1 Implied Price per Unit $9.23 – $3.61 Implied Equity Value (100% Interest) $467.4 – $183.0 Implied Enterprise Value $2,028.8 – $1,744.3 Preliminary Draft Subject to Change

Preliminary Draft Subject to Change

Preliminary Valuation of GasLog

Key Assumptions for Preliminary Vessel Useful Life DCF Analysis

	Assumptions Overview
Fleet	▪ GasLog: 20 owned vessels (including 2 to be delivered in 2021) ▪ GasLog Partners: 15 owned vessels ▪ Assumed useful life of 30-years per vessel
Utilization	▪ 98.45% utilization rate on the fixed vessels per GasLog management (i.e., 2 off-hire days excl. vessels on dry docking); utilization assumed to decrease to 98.0% in the extrapolated period (i.e., post 2025)
TCE Rates / Revenue Build	▪ TCE / day rates based on contracted rates ▪ Assumes that all ships roll to spot rate business post completion of scheduled charter expiration ▪ Assumes rates per GasLog management through 2025 and forecasted rates below to stay flat post 2025: ▸ TFDE (155,000 DWT & under): $55k / day ▸ TFDE (170,000 DWT & larger): $75k / day ▸ X-DF (174,000 DWT & larger): $75k / day ▸ Steam: $40k / day
Broker Commission	▪ Broker commission expenses based on existing contractual terms (0% to ~1.3% of charter revenue)
Expenses / Costs	▪ Direct expenses per GasLog management and assumed to grow at 1.5% inflation in the extrapolated period (i.e., post 2025) ▪ Corporate G&A allocated between GLOG and GLOP by vessel; and per GasLog management assumed to grow at 1.5% inflation consistent with direct expenses in the extrapolated period ▪ Dry docking / capex: amount and scheduling per GasLog management and assumed to grow at 1.0% inflation per year thereafter
Scrap Value	▪ Scrap value as per GasLog management's estimate (~$14mm - $17mm per vessel)

Source: GasLog management

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GASLOG

Preliminary Valuation of GasLog ($ in millions, except per share and per day values) Vessel Useful Life DCF: NAV / Share Sensitivity – GasLog WACC Sensitivity WACC Vessel Type (Value) 8.0% 8.5% 9.0% Steam TFDE X-DF $70 956 2,605 $68 920 2,497 $66 887 2,396 Spot Rate Sensitivity1 % Change in Spot Rates ($K / D) Vessel Type (5.0%) (2.5%) 0.0% 2.5% 5.0% Steam TFDE (155k DWT & under) TFDE (175k DWT & larger) X-DF $38 52 71 71 $39 54 73 73 $40 55 75 75 $41 56 77 77 $42 58 79 79 Source: GasLog management, Wall Street research and FactSet as of February 18, 2021 1. Assumes WACC of 8.5% 24 Mid Asset Value $3,123 $3,302 $3,485 $3,673 $3,864 Mid Net Asset Value $151 $330 $513 $701 $892 NAV / Share $1.57 $3.42 $5.31 $7.25 $9.24 Price / NAV 3.06x 1.40x 0.90x 0.66x 0.52x Price / NAV 0.70x 0.90x 1.23x NAV / Share $6.83 $5.31 $3.90 Net Asset Value $660 $513 $377 Asset Value $3,631 $3,485 $3,349 Preliminary Draft Subject to Change

Preliminary Valuation of GasLog Vessel Useful Life DCF: NAV / Share Sensitivity Overview – GasLog GLOG NAV / Share Sensitivity1 % Change in Spot Rates ($K / D) (5.0%) (2.5%) 0.0% 2.5% 5.0% 9.5% 9.0% 8.5% 8.0% 7.5% ($0.82) 0.33 1.57 2.89 4.31 $0.86 2.10 3.42 4.83 6.36 $2.59 3.90 5.31 6.83 8.45 $4.35 5.75 7.25 8.86 10.60 $6.16 7.64 9.24 10.95 12.79 Vessel Type Spot Rate Steam TFDE (155k DWT & under) TFDE (175k DWT & larger) X-DF $38 52 71 71 $39 54 73 73 $40 55 75 75 $41 56 77 77 $42 58 79 79 Source: GasLog management and Wall Street research 1. Reflects outstanding basic shares of 95.170mm (9/30/20) plus restricted stock units of 1.4 mm (12/31/19) 25 WACC Preliminary Draft Subject to Change

Preliminary Valuation of GasLog LNG Shipping C-Corps and MLPs: Trading Multiples EV / EBITDA 2021E EV / EBITDA 2022E EV / EBITDA C-Corp MLP MLP (ex. GLOP) C-Corp MLP MLP (ex. GLOP) 2021E 2021E 2022E 2022E Mean Median C-Corp 9.8x 9.9x MLP 8.4x 8.4 9.1x 9.0 9.3x 9.3 9.6x 9.6 9.6x 9.6 9.5x 9.2x 8.8x 8.6x 8.5x Price / NAV Per Share LNG Marine C-Corps LNG Marine MLPs C-Corp MLP 1.10x 1.13x 1.07x 1.03x Average: 0.86x 1.0x P / NAV 0.75x .63x Average: 0.73x 61x .32x (Research) (Appraisal)1 (Research) (Appraisal)1 Source: Wall Street research, FactSet as of February 18, 2021 Note: Excludes Golar LNG Partners (GMLP) and Golar LNG (GLNG) due to acquisition announcement by New Fortress Energy on 01/14/21 (closing expected in H1 ’21) 26 1. Based on average of appraisals from Fearnleys and Braemar ACM as of December 2020 0.83x 0. 0 0 9.6x9.8x9.9x10.3x9.3x9.9x 9.0x8.7x 7.2x Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Preliminary Valuation of GasLog

2021E Peer Group Trading

($ in millions, except per share/unit amounts)

GasLog

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2021E EBITDA[1]	$329.4	8.5x	-	10.0x	$2,799.8	-	$3,293.8
Implied Enterprise Value					**$2,799.8**	**-**	**$3,293.8**
Plus: Implied Value of GasLog Partners Units Owned by GasLog					49.0		157.2
Less: Total Debt as of January 1, 2021[2]						(2,797.6)	
Plus: Cash and Cash Equivalents as of January 1, 2021						263.5	
Less: Preferred Equity[3]						(115.0)	
Implied Equity Value Range					**$199.7**		**$802.0**
Total Shares as of January 1, 2021						96.6	
Implied Price per Share					**$2.07**		**$8.30**

GasLog Partners

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2021E EBITDA	$199.7	8.5x	-	10.0x	$1,697.1	-	$1,996.6
Implied Enterprise Value					**$1,697.1**	**-**	**$1,996.6**
Less: Total Debt as of January 1, 2021[2]						(1,306.3)	
Plus: Cash and Cash Equivalents as of January 1, 2021						103.7	
Less: Preferred Equity[3]						(358.8)	
Implied Equity Value Range					**$135.7**		**$435.2**
Total Units as of January 1, 2021[4]						50.6	
Implied Price per Unit					**$2.68**		**$8.59**
Total Units Owned by GasLog[4]						18.3	
Implied Value of GasLog Partners units Owned by GasLog					**$49.0**		**$157.2**

Source: GasLog management, public filings
1. Excludes GasLog's share of GasLog Partners net income
2. Includes Financing Leases
3. Liquidation value as of January 1, 2021
4. Includes general partner, common and Class B units

Evercore
27
GasLog

Preliminary Draft
Subject to Change

Preliminary Valuation of GasLog

2022E Peer Group Trading

($ in millions, except per share/unit amounts)

GasLog

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2022E EBITDA[1]	$365.2	8.5x	-	10.0x	$3,103.9	-	$3,651.7
Implied Enterprise Value					**$3,103.9**	**-**	**$3,651.7**
Plus: Implied Value of GasLog Partners Units Owned by GasLog					81.1		194.9
Less: Total Debt as of January 1, 2021[2]						(2,797.6)	
Plus: Cash and Cash Equivalents as of January 1, 2021						263.5	
Less: Preferred Equity[3]						(115.0)	
Implied Equity Value Range					**$536.0**		**$1,197.5**
Total Shares as of January 1, 2021						96.6	
Implied Price per Share					**$5.55**		**$12.39**

GasLog Partners

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2022E EBITDA	$210.1	8.5x	-	10.0x	$1,785.9	-	$2,101.1
Implied Enterprise Value					**$1,785.9**	**-**	**$2,101.1**
Less: Total Debt as of January 1, 2021[2]						(1,306.3)	
Plus: Cash and Cash Equivalents as of January 1, 2021						103.7	
Less: Preferred Equity[3]						(358.8)	
Implied Equity Value Range					**$224.6**		**$539.8**
Total Units as of January 1, 2021[4]						50.6	
Implied Price per Unit					**$4.44**		**$10.66**
Total Units Owned by GasLog[4]						18.3	
Implied Value of GasLog Partners units Owned by GasLog					**$81.1**		**$194.9**

Source: GasLog management, public filings
1. Excludes GasLog's share of GasLog Partners net income
2. Includes Financing Leases
3. Liquidation value as of January 1, 2021
4. Includes general partner, common and Class B units

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GASLOG

Preliminary Valuation of GasLog ($ in millions, except per share values) Appraisal and Research Analyst NAV Perspectives – GasLog NAV / Share Comparison NAV Research Benchmarking $8.00 $5.46 $6.00 24 $4.00 $2.00 $ - Clarksons (11/10/20) Source: GasLog management, Wall Street research DNB (11/19/20) Jefferies (2/8/21) Webber (11/13/20) Cleaves (1/18/21) Citi (11/11/20) 1. 2. Appraisal estimates as December 2020 For purposes of comparability only reflects brokers that disclose a breakout of their NAV build (Clarksons, Webber and Citi research) 29 $6.31$6.00 $3.47Avg. NAV / Share: $4. $2.34$1.86 Selected Research 2 Clarksons Webber Citi 11/10/2020 11/13/2020 11/11/2020 $3,196 $2,295 $3,191 358 261 - $3,554 $2,556 $3,191 (2,944) (2,221) (3,011) $610 $335 $180 96.632 96.632 96.632 $6.31 $3.47 $1.86 Appraisal 1 Fe a rnle ys Bra e ma r Charter Free Asset Value $3,446 $3,545 Mark-to-Market Charter 242 242 Appraisal Ave ra ge $3,496 242 Charter Attached Value $3,688 $3,787 (-) Net Liabilities (2,974) (2,974) $3,737 (2,974) Net Asset Value as of 12/31/2020 $713 $813 $763 Fully Diluted Shares Outstanding 96.632 96.632 96.632 Implied NAV / Share $7.38 $8.41 $7.90 Preliminary Draft Subject to Change

Preliminary Draft Subject to Change

Preliminary Valuation of GasLog

Price to NAV

($ in millions, except per share/unit amounts)

GasLog

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
Average Broker Appraised P / NAV[1]	$763.0	0.65x	-	1.05x	$496.0	-	$801.2
Implied Equity Value Range					**$496.0**		**$801.2**
Total Shares as of January 1, 2021						96.6	
Implied Price per Share					**$5.13**		**$8.29**

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
Research Average P / NAV[2]	$375.0	0.75x	-	1.05x	$281.3	-	$393.8
Implied Equity Value Range					**$281.3**		**$393.8**
Total Shares as of January 1, 2021						96.6	
Implied Price per Share					**$2.91**		**$4.07**

Source: GasLog management, Wall Street research
1. Based on average of appraisals from Fearnleys and Braemar ACM as of December 2020. Includes GasLog's share of GasLog Partners NAV
2. Based on average of reported net asset value from equity research analysts (Clarksons, Webber and Citi research). Includes GasLog's share of GasLog Partners NAV

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GASLOG

Preliminary Valuation of GasLog ($ in millions) Precedent Transactions – EV / EBITDA EV / EBITDA Summary Statistics 9.5x 9.1x 8.0x 7.9x 7.6x 3/14/18 4/20/18 10/29/18 11/27/18 5/27/19 8/19/19 10/1/19 1/13/21 1/13/21 Hygo Energy Transition Global Ship Teekay Golar LNG Target GCI 16 vessels CPLP 11 vessels DryShips Lease Offshore Partners (Exc. Suape) Poseidon Containers New Fortress Energy New Fortress Energy Acquiror Seaspan Starbulk Diamond S Starbulk SPII Holdings Brookfield Transaction Value $1,600 $433 $465 $525 $140 $76 $171 $1,900 $2,180 Consideration Structure Mixed Stock Stock Stock Mixed Cash Cash Mixed Mixed Sector Container Drybulk Drybulk Tanker Drybulk Drybulk MLP Gas Carrier MLP Source: Public filings, press releases, investor presentations, FactSet, CapitalIQ, Wall Street research 31 8.3x 8.5x 5.1x 6.8x Median: 8.0x Average: 7.9x Preliminary Draft Subject to Change

Preliminary Draft
Subject to Change

Preliminary Valuation of GasLog

2021E Precedent Transactions

($ in millions, except per share/unit amounts)

GasLog

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2021E EBITDA[1,2]	$356.4	7.5x	-	9.5x	2,673.1	-	3,385.9
Implied Enterprise Value					**$2,673.1**	**-**	**$3,385.9**
Plus: Implied Value of GasLog Partners Units Owned by GasLog					–		74.7
Less: Total Debt as of January 1, 2021[3]						(2,797.6)	
Plus: Cash and Cash Equivalents as of January 1, 2021						263.5	
Less: Remaining New Build Capital Expenditures						(477.1)	
Less: Preferred Equity[4]						(115.0)	
Implied Equity Value Range					**($453.0)**		**$334.5**
Total Shares as of January 1, 2021						96.6	
Implied Price per Share					**($4.69)**		**$3.46**

GasLog Partners

Metric	Data	Applied Multiple Range			Implied Valuation		
		Low	-	High	Low	-	High
EV / 2021E EBITDA[1,2]	$196.5	7.0x	-	9.0x	1,375.3	-	1,768.3
Implied Enterprise Value					**$1,375.3**	**-**	**$1,768.3**
Less: Total Debt as of January 1, 2021[3]						(1,306.3)	
Plus: Cash and Cash Equivalents as of January 1, 2021						103.7	
Less: Preferred Equity[4]						(358.8)	
Implied Equity Value Range					**($186.0)**		**$206.9**
Total Units as of January 1, 2021[4]						50.6	
Implied Price per Unit					**($3.67)**		**$4.09**
Total Units Owned by GasLog[5]						18.3	
Implied Value of GasLog Partners units Owned by GasLog					**($67.2)**		**$74.7**

Source: GasLog management, public filings
1. Excludes GasLog's share of GasLog Partners net income
2. Based on run-rate 2H 2021E EBITDA
3. Includes Financing Leases
4. Liquidation value as of January 1, 2021
5. Includes general partner, common and Class B units

EVERCORE

32

GASLOG

Preliminary Valuation of GasLog Premiums Paid Analysis  Analysis seeks to understand premiums paid in precedent buyout transactions  Analysis is based on the following parameters  Transactions between $2.5b - $5.0b from the past 10 years where the acquiror held 100% of shares following the transaction  Analysis excludes transactions in which consideration and premium paid are not disclosed Summary Results Transaction Value Consideration Ownership Premium to Pre-Deal Price % Stock & Other % Cash PF % Owned 1-Day 1-Week 1-Month Mean $3,546 Median 3,541 0.0% 100.0% 100.0% 25th Percentile 2,966 0.0% 57.8% 100.0% 75th Percentile 4,059 42.2% 100.0% 100.0% Max 4,990 - - - - - - Min 2,501 - - - - - - # of Transactions 159 159 159 159 159 159 159 Source: Thomson Reuters as of February 2021 33 33.0%35.1%38.9% 28.2%32.3%31.5% 13.1%16.8%19.7% 43.7%45.0%48.6% 25.1%74.9%100.0% FOR REFERENCE ONLY Preliminary Draft Subject to Change

Preliminary Valuation of GasLog Premiums Paid Analysis (cont’d) Summary Premiums Paid 25th Percentile 75th Percentile One-Day Spot Premium Paid $4.80 13.1% 43.7% One-Week VWAP (5 Trading Days) Premium Paid $4.87 16.8% 45.0% One-Month VWAP (20 Trading Days) Premium Paid $4.49 19.7% 48.6% Source: Bloomberg 34 One-Month VWAP Premiums Paid$5.38$6.67 One-Week VWAP Premiums Paid$5.69–$7.06 One-Day Spot Premiums Paid$5.43–$6.90 FOR REFERENCE ONLY Preliminary Draft Subject to Change

Appendix Preliminary Draft Subject to Change

Appendix ($ in millions, except per unit and per day values) Vessel Useful Life DCF: NAV / Share Sensitivity – GasLog Partners WACC Sensitivity WACC Vessel Type (Value) 8.0% 8.5% 9.0% Steam TFDE $409 1,806 $395 1,738 $383 1,675 Spot Rate Sensitivity1 % Change in Spot Rates ($K / D) Vessel Type (5.0%) (2.5%) 0.0% 2.5% 5.0% Steam TFDE (155k DWT & under) TFDE (175k DWT & larger) $38 52 71 $39 54 73 $40 55 75 $41 56 77 $42 58 79 Source: GasLog management, Wall Street research and FactSet as of February 18, 2021 1. Assumes WACC of 8.5% 35 Price / NAV 0.53x 0.40x 0.32x 0.27x 0.23x NAV / Share $6.18 $8.22 $10.31 $12.45 $14.63 Mid Net Asset Value $313 $416 $522 $630 $741 Mid Asset Value $1,924 $2,028 $2,133 $2,242 $2,352 Price / NAV 0.28x 0.32x 0.37x NAV / Share $11.91 $10.31 $8.81 Net Asset Value $603 $522 $446 Asset Value $2,214 $2,133 $2,058 Preliminary Draft Subject to Change

Appendix ($ in millions, except per share values) Appraisal and Research Analyst NAV Perspectives – GasLog Partners NAV / Share Comparison NAV Research Benchmarking $8.00 $6.00 $4.00 $3.47 $2.00 $ - Webber (11/13/20) Source: GasLog management, Wall Street research Citi (11/11/20) Jefferies (2/8/21) Clarksons (11/10/20) 1. 2. Appraisal estimates as December 2020 For purposes of comparability only reflects brokers that provides a breakout inclusive of market-to-market charter value (Webber and Citi research) 36 $6.06 $4.15$3.87Avg. NAV / Share: $4.27 Selected Research 2 Webber Citi 11/13/2020 11/11/2020 $1,721 $1,814 170 - $1,891 $1,814 (1,584) (1,604) $307 $210 50.643 50.643 $6.06 $4.15 Appraisal 1 Fe a rnle ys Bra e ma r Charter Free Asset Value $1,991 $2,041 Mark-to-Market Charter 111 111 Appraisal Ave ra ge $2,016 111 Charter Attached Value $2,102 $2,152 (-) Net Liabilities (1,611) (1,611) $2,127 (1,611) Net Asset Value as of 12/31/2020 $491 $541 $516 Fully Diluted Shares Outstanding 50.643 50.643 50.643 Implied NAV / Share $9.70 $10.68 $10.19 Preliminary Draft Subject to Change

Appendix ($ in millions, except per share amounts) GasLog: Weighted Average Cost of Capital Share / Unit Price Market Equity Total Debt and Total Debt / Adjusted Unlevered Compa ny 2/18/21 Va lue Pre fe rre d Equity Tota l Ca pita liza tion Be ta 1 Be ta 2 C-Corp Flex LNG Hoegh LNG $9.03 2.13 $489.9 164.6 $1,133.5 1,710.0 69.8% 91.2% 1.11 1.57 0.34 0.14 MLP Teekay LNG Partners LP Hoegh LNG Partners LP Dynagas LNG Partners LP $13.22 15.75 2.99 $1,175.7 524.45 106.59 $3,137.3 603.4 745.8 72.7% 53.5% 87.5% 1.09 1.17 0.70 0.30 0.54 0.09 Risk-free Rate 3 Unlevered Beta Debt and Preferred / Total Capitalization Adjusted Levered Equity Beta 1.9% 0.30 70.0% 1.00 Historica l MRP Supply-Side MRP CAPM: WACC Sensitivities Historical MRP Adj. Unlevered Beta 0.10 0.25 0.30 0.35 0.40 60.0% 65.0% 70.0% 75.0% 80.0% Market Risk Premium 4 Small Company Risk Premium 5 Equity Cost of Capital 6 6.2% 7.2% 2.2% D / TC 10.3% 11.3% Pre-Tax Cost of Debt 7 After-Tax Cost of Debt (0% Effective Rate) 7.5% 7.5% Supply-Side MRP Adj. Unlevered Beta 0.10 0.25 0.30 0.35 0.40 60.0% 65.0% 70.0% 75.0% 80.0% 1. 2. 3. 4. 5. 6. 7. Source: Predicted raw betas from Bloomberg; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0 Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); assumes 0.0% effective tax rate for partnership and corporations 20-year Treasury as of February 18, 2021 Source: Duff & Phelps 2020 Decile: Micro Cap (9) with equity value range of $230.0 million to $515.6 million Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium D / TC Based on weighted average cost of debt and preferred, including: (i) GasLog’s secured bank debt of (average of ~4.4%), (ii) GasLog’s unsecured notes YTW of ~7.0% extended to 20-years by incorporating ~200 bps premium for U.S. Treasury maturing in 2041 vs 2022 and (iii) GasLog’s Series A Preferred yield of ~9.0% 37 6.9% 7.9% 8.3% 8.7% 9.0% 7.0% 9.2% 7.2% 9.3% 7.4% 9.5% 7.5% 8.6% 9.0% 9.3% 9.7% 8.1% 8.5% 8.8% 8.3% 8.6% 9.0% 8.4% 8.8% 9.2% WACC8.3%8.6% 6.8% 7.7% 8.0% 8.3% 8.6% 6.9% 8.8% 7.1% 9.0% 7.3% 9.1% 7.4% 8.4% 8.7% 9.0% 9.3% 7.9% 8.2% 8.5% 8.0% 8.3% 8.6% 8.2% 8.5% 8.8% WACC GasLog Ltd.$4.80$463.8$4,557.090.8%0.950.09 Mean (Total)75.0%1.130.28 Median (Total)72.7%1.110.30 Mean (MLP Only)71.2%0.980.31 Median (MLP Only)72.7%1.090.30 Mean (C-Corp Only)80.5%1.340.24 Median (C-Corp Only)80.5%1.340.24 CAPM Preliminary Draft Subject to Change

Appendix ($ in millions, except per unit amounts) GasLog Partners: Weighted Average Cost of Capital Unit Price Market Equity Total Debt and Total Debt / Adjusted Unlevered Compa ny 2/18/21 Va lue Pre fe rre d Equity Tota l Ca pita liza tion Be ta 1 Be ta 2 MLP Teekay LNG Partners LP Hoegh LNG Partners LP Dynagas LNG Partners LP $13.22 15.75 2.99 $1,175.7 524.4 106.6 $3,137.3 603.4 745.8 72.7% 53.5% 87.5% 1.09 1.17 0.70 0.30 0.54 0.09 Risk-free Rate 3 Unlevered Beta Debt and Preferred / Total Capitalization Adjusted Levered Equity Beta 1.9% 0.30 70.0% 1.00 CAPM: WACC Sensitivities Historical MRP Adj. Unlevered Beta 0.10 0.25 0.30 0.35 0.40 Historica l MRP Supply-Side MRP 60.0% 65.0% 70.0% 75.0% 80.0% Market Risk Premium 4 Small Company Risk Premium 5 Equity Cost of Capital 6 Pre-Tax Cost of Debt 7 After-Tax Cost of Debt (0% Effective Rate) 6.2% 7.2% D / TC 5.0% 13.1% 14.1% 7.5% 7.5% Supply-Side MRP Adj. Unlevered Beta 0.10 0.25 0.30 0.35 0.40 60.0% 65.0% 70.0% 75.0% 80.0% D / TC 1. 2. 3. 4. 5. 6. 7. Source: Predicted raw betas from Bloomberg; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0 Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); assumes 0.0% effective tax rate for partnership and corporations 20-year Treasury as of February 18, 2021 Source: Duff & Phelps 2020 Decile: Micro Cap (10) with equity value range of $2.0 million to $229.7 million Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium Based on weighted average cost of debt and preferred, including: (i) GasLog Partners’ cost of secured bank debt (average of ~4.1%), (ii) GasLog’s unsecured notes YTW of ~7.0% extended to 20-years by addition of ~200 bps premium for U.S. Treasury maturing in 2041 vs 2022 and (iii) GasLog Partner’s average preferred equity yield of ~10.0% 38 8.0%9.0%9.4%9.8%10.1% 8.0%10.2% 8.0%10.2% 8.1%10.2% 8.1%9.2%9.5%9.9%10.2% 9.1%9.4%9.8% 9.1%9.5%9.8% 9.1%9.5%9.9% WACC9.2%9.5% 7.9%8.8%9.1%9.4%9.7% 7.9%9.8% 7.9%9.8% 8.0%9.8% 8.0%8.9%9.2%9.5%9.8% 8.8%9.1%9.4% 8.9%9.2%9.5% 8.9%9.2%9.5% WACC GasLog Partners LP$3.30$167.1$1,665.190.9%1.090.10 Mean71.2%0.980.31 Median72.7%1.090.30 CAPM Preliminary Draft Subject to Change